Agree Realty Corporation Reports Operating Results For The Second Quarter 2015

BLOOMFIELD HILLS, Mich., July 27, 2015 /PRNewswire/ -- Agree Realty Corporation (NYSE: ADC) (the "Company") today announced results for the quarter ended June 30, 2015. All per share amounts included herein are on a diluted per common share basis unless otherwise stated.

Second Quarter Financial and Operating Highlights:

  Increased rental revenue 35.0% to $16.1 million
  Increased Funds from Operations (FFO) 37.3% to $11.1 million
  Increased FFO per share 14.8% to $0.62 from $0.54
  Increased Adjusted Funds from Operations (AFFO) 33.3% to $11.0 million
  Increased AFFO per share 12.7% to $0.62 from $0.55
  Acquired 19 retail net lease properties for approximately $63.5 million
  Completed $100.0 million private placement of senior unsecured notes
  Increased quarterly dividend by 3.3% to $0.465 per share

Financial Results

Total Rental Revenue

Total rental revenue, which includes minimum rents and percentage rents, for the three months ended June 30, 2015 increased 35.0% to $16,113,000 compared with total rental revenue of $11,933,000 for the comparable period in 2014.

Total rental revenue for the six months ended June 30, 2015 increased 30.8% to $30,677,000 compared with total rental revenue of $23,456,000 for the comparable period in 2014.

Funds from Operations

FFO for the three months ended June 30, 2015 increased 37.3% to $11,111,000 compared with FFO of $8,092,000 for the comparable period in 2014. FFO per share for the three months ended June 30, 2015 increased 14.8% to $0.62 compared with FFO per share of $0.54 for the comparable period in 2014.

FFO for the six months ended June 30, 2015 increased 31.8% to $21,064,000 compared with FFO of $15,978,000 for the comparable period in 2014. FFO per share for the six months ended June 30, 2015 increased 11.3% to $1.18 compared with FFO per share of $1.06 for the comparable period in 2014.

Adjusted Funds from Operations

AFFO for the three months ended June 30, 2015 increased 33.3% to $11,039,000 compared with AFFO of $8,281,000 for the comparable period in 2014. AFFO per share for the three months ended June 30, 2015 increased 12.7% to $0.62 compared with AFFO per share of $0.55 for the comparable period in 2014.

AFFO for the six months ended June 30, 2015 increased 28.7% to $21,107,000 compared with AFFO of $16,396,000 for the comparable period in 2014. AFFO per share for the six months ended June 30, 2015 increased 9.3% to $1.18 compared with AFFO per share of $1.08 for the comparable period in 2014.

Net Income

Net income attributable to the Company for the three months ended June 30, 2015 was $10,264,000, or $0.59 per share, compared with $2,654,000, or $0.18 per share, for the comparable period in 2014.

Net income attributable to the Company for the six months ended June 30, 2015 was $16,632,000, or $0.95 per share, compared with $8,039,000, or $0.54 per share, for the comparable period in 2014.

Dividend

The Company paid a cash dividend of $0.465 per share on July 14, 2015 to stockholders of record on June 30, 2015. The quarterly dividend represented payout ratios of 75.0% of both FFO and AFFO.

CEO Comments

"I am extremely pleased with the Company's strong performance during the quarter," said Joey Agree, President and Chief Executive Officer. "We delivered record earnings growth while continuing to execute on unique real estate investment opportunities that complement our best-in-class net lease portfolio. Our three external growth platforms, in conjunction with our active asset management strategy, continue to optimize long-term value for our shareholders. We are confident that our distinct approach to retail net lease real estate produces superior investment opportunities and look forward to building on our success during the second half of the year."

Portfolio Update

As of June 30, 2015, the Company's portfolio consisted of 250 properties located in 41 states and totaling 4.9 million square feet of gross leasable space. Retail net lease properties contributed approximately 93.7% of annualized base rent, including 9.5% of which was generated from properties ground leased to tenants. The remaining rent was derived from the Company's five remaining community shopping centers.

The portfolio was approximately 99.4% leased, had a weighted average remaining lease term of approximately 11.8 years, and generated approximately 53.4% of annualized base rents from investment grade tenants.

The table below provides a summary of the Company's portfolio as of June 30, 2015:

($ in thousands)	Number of	Annualized	% of Ann.	% IG	Wtd. Avg.
Property Type	Properties	Base Rent (1)	Base Rent	Rated (2)	Lease Term
Retail Net Lease	219	$55,511	84.2%	52.6%	12.0 yrs
Retail Net Lease (ground leases)	26	6,287	9.5%	88.2%	14.3 yrs
Total Retail Net Lease	245	$61,798	93.7%	56.2%	12.2 yrs
Community Shopping Centers	5	4,155	6.3%	12.7%	4.9 yrs
Total Portfolio	250	$65,953	100.0%	53.4%	11.8 yrs

(1) Represents annualized straight-line rents as of June 30, 2015.
(2) Reflects tenants, or parent entities thereof, with investment grade credit ratings from S&P, Moody's, Fitch and/or NAIC.

Acquisitions

Total acquisition volume for the second quarter was approximately $63,518,000. The Company acquired 19 assets net leased to a diverse group of retailers, including those operating in the apparel, auto parts, casual dining, dollar store, financial services, grocery, health & fitness, pet supply, specialty retail and warehouse club sectors. These properties are located in 11 states and were acquired at a weighted-average cap rate of 7.9% and with a weighted-average remaining lease term of 12.5 years.

Year to date though June 30, 2015, the Company has acquired 44 assets for an aggregate purchase price of approximately $123,175,000. These properties were acquired at a weighted-average cap rate of 8.0% and with a weighted-average remaining lease term of 12.7 years.

Dispositions

The Company sold three assets for gross proceeds of approximately $8,150,000 during the second quarter, including Marshall Plaza, a Kmart-anchored shopping center in Marshall, Michigan. The Company also sold a former Border's store in Lawrence, Kansas, which was the only vacant net lease asset in the portfolio, as well as an outlot to the Company's Meijer store in Plainfield, Indiana.

Leasing

During the second quarter, the Company executed new leases or lease extensions on over 106,000 square feet of space throughout the portfolio. Material transactions included a 5-year extension, to October 2020, for a 51,500 square foot JC Penney at Central Michigan Commons, as well as 10-year extensions, to February 2028 and February 2029, for Walgreens properties in Waterford, Michigan and Grand Blanc, Michigan, respectively. In addition, the Company signed a 10-year lease with Planet Fitness to occupy 15,400 square feet of previously vacant space at Central Michigan Commons.

Top Tenants

The following table presents annualized base rents for all tenants that generated 1.5% or greater of the Company's total annualized base rent as of June 30, 2015:

($ in thousands)	Annualized	% of Ann.
Tenant / Concept	Base Rent (1)	Base Rent
Walgreens	$12,310	18.7%
Wawa	2,465	3.7%
CVS	2,463	3.7%
Wal-Mart	2,039	3.1%
Academy Sports	1,982	3.0%
Rite Aid	1,886	2.9%
Lowe's	1,846	2.8%
24 Hour Fitness	1,759	2.7%
BJ's Wholesale	1,709	2.6%
LA Fitness	1,694	2.6%
Dollar General	1,577	2.4%
Taco Bell (2)	1,537	2.3%
Kmart	1,260	1.9%
Burger King (3)	1,241	1.9%
Kohl's	1,180	1.8%
AutoZone	1,163	1.8%
Dick's Sporting Goods	1,089	1.7%
PetSmart	1,027	1.6%
Total	$40,227	61.2%

(1) Represents annualized straight-line rents as of June 30, 2015.
(2) Franchise restaurants operated by Charter Foods North.
(3) Franchise restaurants operated by Meridian Restaurants.

Tenant Sector

The following table presents annualized base rents for the Company's top retail sectors as of June 30, 2015:

($ in thousands)	Annualized	% of Ann.
Tenant Sector	Base Rent (1)	Base Rent
Pharmacy	$16,659	25.3%
Restaurants - Quick Service	5,643	8.6%
Apparel	3,980	6.0%
Warehouse Clubs	3,749	5.7%
Health & Fitness	3,562	5.4%
Sporting Goods	3,378	5.1%
Grocery Stores	3,373	5.1%
Convenience Stores	2,599	3.9%
Specialty Retail	2,496	3.8%
Restaurants - Casual Dining	2,432	3.7%
Auto Parts	1,894	2.9%
Home Improvement	1,846	2.8%
Financial Services	1,738	2.6%
Dollar Stores	1,687	2.6%
General Merchandise	1,649	2.5%
Other (2)	9,268	14.0%
Total	$65,953	100.0%

(1) Represents annualized straight-line rents as of June 30, 2015.
(2) Includes sectors generating less than 2.5% of annualized base rent.

Lease Expiration

The following table presents contractual lease expirations within the Company's portfolio as of June 30, 2015, assuming that no tenants exercise renewal options:

(in thousands)		Annualized Base Rent (1)		Gross Leasable Area
Year	Leases	$ Amount	% of Total	Sq. Ft.	% of Total
2015	3	$416	0.6%	91	1.8%
2016	6	448	0.7%	50	1.0%
2017	10	1,813	2.7%	128	2.6%
2018	14	1,781	2.7%	286	5.8%
2019	12	3,668	5.6%	344	6.9%
2020	18	2,742	4.2%	296	6.0%
2021	17	4,448	6.7%	266	5.4%
2022	13	2,672	4.1%	262	5.3%
2023	16	2,569	3.9%	228	4.6%
2024	23	4,098	6.2%	310	6.3%
Thereafter	170	41,298	62.6%	2,660	53.7%
Vacant				29	0.6%
Total	302	$65,953	100.0%	4,950	100.0%

(1) Represents annualized straight-line rents as of June 30, 2015.

Capital Markets and Balance Sheet

Capital Markets Activity

On May 6, 2015, the Company implemented a $100,000,000 at-the-market equity program ("ATM program") by entering into multiple equity distribution agreements through which the Company may, from time to time, sell shares of common stock.

During the three months ended June 30, 2015, the Company issued 454,514 shares of common stock under its ATM program realizing gross proceeds of approximately $13,900,000. The Company has approximately $86,100,000 remaining under the ATM program.

On May 28, 2015, the Company completed a private placement of $100,000,000 principal amount of senior unsecured notes. The notes were sold in two series, including $50,000,000 of 4.16% notes due May 30, 2025 and $50,000,000 of 4.26% notes due May 30, 2027. The weighted average term of the notes is 11.0 years and the weighted average interest rate is 4.21%. Proceeds from the issuance were used to repay borrowings under the Company's unsecured revolving credit facility and for general corporate purposes.

Balance Sheet Summary

As of June 30, 2015, the Company's total debt to total market capitalization was 37.2%. Total market capitalization is calculated as the sum of total debt and the market value of the Company's outstanding shares of common stock, assuming conversion of operating partnership units.

For the three and six months ended June 30, 2015, the Company's fully-diluted weighted-average shares outstanding were 17,587,052 and 17,511,418. The basic weighted-average shares outstanding for the three and six months ended June 30, 2014 were 17,539,358 and 17,457,699.

The Company's assets are held by, and all of its operations are conducted through, Agree Limited Partnership, of which the Company is the sole general partner. As of June 30, 2015, there were 347,619 operating partnership units outstanding and the Company held a 98.11% interest in the operating partnership.

Conference Call/Webcast

Agree Realty Corporation will host a live broadcast of its second quarter 2015 conference call on Tuesday, July 28, 2015 at 9:00 am EST to discuss its financial and operating results. The live broadcast will be available online at: http://www.webcaster4.com/Webcast/Page/408/9383 and also by telephone at 1-866-363-3979 (USA Toll Free) and 1-412-902-4206 (International). A replay will be available shortly after the call until October 28, 2015 at 1-877-344-7529 (USA Toll Free, conference #10068525) or 1-412-317-0088 (International, conference #10068525).

About Agree Realty Corporation

Agree Realty Corporation is primarily engaged in the acquisition and development of properties net leased to industry leading retail tenants. The Company currently owns and operates a portfolio of 253 properties located in 41 states and containing 5.0 million square feet of gross leasable space. The common stock of Agree Realty Corporation is listed on the New York Stock Exchange under the symbol "ADC."

For additional information, visit the Company's home page at http://www.agreerealty.com.

Forward-Looking Statements

The Company considers portions of the information contained in this release to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. These forward-looking statements represent the Company's expectations, plans and beliefs concerning future events. Although these forward-looking statements are based on good faith beliefs, reasonable assumptions and the Company's best judgment reflecting current information, certain factors could cause actual results to differ materially from such forward–looking statements. Such factors are detailed from time to time in reports filed or furnished by the Company with the Securities and Exchange Commission, including the Company's Form 10-K for the year ended December 31, 2014. Except as required by law, the Company assumes no obligation to update these forward–looking statements, even if new information becomes available in the future.

Agree Realty Corporation Operating Results (in thousands, except per share amounts) (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Revenues:
Minimum rents	$ 15,972	$ 11,791	$ 30,526	$ 23,314
Percentage rent	141	142	151	142
Operating cost reimbursements	1,098	947	2,276	1,970
Other income	8	24	10	53
Total Revenues	17,219	12,904	32,963	25,479
Expenses:
Real estate taxes	863	740	1,626	1,437
Property operating expenses	416	458	987	957
Land lease payments	137	107	269	214
General and administration	1,744	1,617	3,412	3,209
Depreciation and amortization	4,117	2,591	7,671	5,105
Impairment charge	-	2,800	-	2,800
Total Operating Expenses	7,277	8,313	13,965	13,722
Income from Operations	9,942	4,591	18,998	11,757
Other Income (Expense)
Interest expense	(2,933)	(1,875)	(5,394)	(3,669)
Gain on sale of assets	3,456	-	3,535	-
Loss on debt extinguishment	-	-	(180)	-
Income Before Discontinued Operations	10,465	2,716	16,959	8,088
Gain on sale of asset from discontinued operations	-	-	-	123
Income from discontinued operations	-	-	-	15
Total Discontinued Operations	-	-	-	138
Net Income	10,465	2,716	16,959	8,226
Net income attributable to non-controlling interest	201	62	327	187
Net Income Attributable to Agree Realty Corporation	10,264	2,654	16,632	8,039
Other Comprehensive Income (loss) , Net of $31, ($19), ($8) and ($29)
Attributable to Non-Controlling Interest	1,590	(831)	(383)	(1,281)
Total Comprehensive Income Attributable to Agree Realty Corporation	$ 11,854	$ 1,823	$ 16,249	$ 6,758

Basic Earnings Per Share
Continuing operations	$ 0.59	$ 0.18	$ 0.95	$ 0.54
Discontinued operations	-	-	-	0.01
	$ 0.59	$ 0.18	$ 0.95	$ 0.55
Dilutive Earnings Per Share
Continuing operations	$ 0.58	$ 0.18	$ 0.95	$ 0.53
Discontinued operations	-	-	-	0.01
	$ 0.58	$ 0.18	$ 0.95	$ 0.54
Weighted Average Number of Common Shares Outstanding - Basic	17,539	14,714	17,458	14,710
Weighted Average Number of Common Shares Outstanding - Diluted	17,587	14,776	17,511	14,769

Agree Realty Corporation Funds from Operations (in thousands, except per share amounts) (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Reconciliation of Funds from Operations to Net Income: (1)
Net income	$ 10,465	$ 2,716	$ 16,959	$ 8,226
Depreciation of real estate assets	2,923	2,012	5,478	3,964
Amortization of leasing costs	1,150	29	2,103	59
Amortization of lease intangibles	29	535	59	1,052
Gain on sale of assets	(3,456)	-	(3,535)	(123)
Impairment charge	-	2,800	-	2,800
Funds from Operations	$ 11,111	8,092	$ 21,064	15,978

Funds from Operations Per Share - Diluted	$ 0.62	$ 0.54	$ 1.18	$ 1.06
Weighted Average Number of Common Shares Outstanding - Diluted	17,935	15,123	17,859	15,117

Adjusted Funds from Operations (in thousands, except per share amounts) (Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Reconciliation of Adjusted Funds from Operations to Net Income: (1)
Net income	$ 10,465	$ 2,716	$ 16,959	$ 8,226
Cumulative adjustments to calculate FFO	646	5,376	4,105	7,752
Funds from Operations	11,111	8,092	21,064	15,978
Straight-line accrued rent	(608)	(316)	(1,206)	(604)
Deferred revenue recognition	(116)	(116)	(232)	(232)
Stock based compensation expense	521	515	1,045	1,043
Amortization of financing costs	116	91	225	182
Non-Real Estate Depreciation / Amortization	15	15	31	29
Loss on Debt Extinguishment	-	-	180	-
Adjusted Funds from Operations	$ 11,039	$ 8,281	$ 21,107	$ 16,396

Adjusted Funds from Operations Per Share - Diluted	$ 0.62	$ 0.55	$ 1.18	$ 1.08

Supplemental Information:
Scheduled principal repayments	$ 683	$ 895	$ 1,360	$ 1,801
Capitalized interest	$ 2	$ 58	$ 3	$ 114
Capitalized building improvements	$ -	$ 76	$ -	$ 76

(1) Funds from Operations ("FFO") is defined by the National Association of Real Estate Investment Trusts, Inc. (NAREIT) to mean net income computed in accordance with U.S. generally accepted accounting principles (GAAP), excluding gains (or losses) from sales of property, plus real estate related depreciation and amortization and any impairment charges on a depreciable real estate asset, and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental measure to conduct and evaluate the Company's business because there are certain limitations associated with using GAAP net income by itself as the primary measure of the Company's operating performance. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, management believes that the presentation of operating results for real estate companies that use historical cost accounting is insufficient by itself.

FFO should not be considered as an alternative to net income as the primary indicator of the Company's operating performance, or as an alternative to cash flow as a measure of liquidity. Further, while the Company adheres to the NAREIT definition of FFO, its presentation of FFO is not necessarily comparable to similarly titled measures of other REITs due to the fact that all REITs may not use the same definition.

Adjusted Funds from Operations ("AFFO") is a non-GAAP financial measure of operating performance used by many companies in the REIT industry. AFFO further adjusts FFO for certain non-cash items that reduce or increase net income in accordance with GAAP and for non-recurring items that are not reflective of ongoing operations. Management considers AFFO a useful supplemental measure of the Company's performance, however, AFFO should not be considered an alternative to net income as an indication of the Company's performance, or to cash flow as a measure of liquidity or ability to make distributions. The Company's computation of AFFO may differ from the methodology for calculating AFFO used by other equity REITs, and therefore may not be comparable to such other REITs. Note that, during the year ended December 31, 2014, the Company adjusted its calculation of AFFO to exclude non-recurring capitalized building improvements and to include non-real estate related depreciation and amortization. Management believes that these changes provide a more useful measure of operating performance in the context of AFFO.

Agree Realty Corporation Consolidated Balance Sheets (in thousands) (Unaudited)

	June 30,	December 31,
	2015	2014
Assets:
Land	$ 209,268	$ 195,091
Buildings	478,807	393,827
Accumulated depreciation	(60,456)	(59,090)
Property under development	467	229
Net real estate investments	628,086	530,057

Cash and cash equivalents	2,871	5,399
Accounts receivable	5,693	4,508
Deferred costs, net of amortization	65,785	51,271
Other assets	2,632	2,345
Total Assets	$ 705,067	$ 593,580

Liabilities
Notes Payable:
Mortgage notes payable	$ 102,997	$ 106,762
Unsecured revolving credit facility	15,000	15,000
Unsecured term loans	100,000	100,000
Senior unsecured notes	100,000	-
Total Notes Payable	317,997	221,762

Deferred revenue	772	1,004
Dividends and distributions payable	8,554	8,048
Other liabilities	7,117	6,731
Total Liabilities	334,440	237,545

Stockholder's Equity
Common stock (18,053,529 and 17,539,946 shares)	2	2
Additional paid-in capital	402,916	388,263
Deficit	(32,265)	(32,585)
Accumulated other comprehensive income (loss)	(2,443)	(2,060)
Non-controlling interest	2,417	2,415
Total Stockholder's Equity	370,627	356,035
	$ 705,067	$ 593,580

CONTACT: Joey Agree, Chief Executive Officer, (248) 737-4190